Exhibit 99.1

Invivyd Announces Proposed Public Offering of Common Stock

WALTHAM, Mass., August 20, 2025 (GLOBE NEWSWIRE) -- Invivyd, Inc. (Invivyd) (Nasdaq: IVVD) today announced that it has commenced an underwritten public offering of shares of its common stock. In addition, Invivyd intends to grant the underwriters an option for a period of 30 days to purchase up to an additional 15% of the shares of Invivyd common stock sold in the public offering at the public offering price, less underwriting discounts and commissions. All of the shares are being offered by Invivyd. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Cantor is acting as sole book-running manager for the offering.

Invivyd intends to use the net proceeds that it will receive from the offering, together with its existing cash and cash equivalents, for trial protocol development, planning and advancement of the VYD2311 clinical program, research and development related to its pipeline programs such as respiratory syncytial virus (RSV) and measles, advancement of the Spike Protein Elimination and Recovery (SPEAR) Study Group efforts related to assessing the effects of monoclonal antibody therapy for Long COVID and COVID-19 Post-Vaccination Syndrome, and for working capital and other general corporate purposes.

The securities described above are being offered by Invivyd pursuant to a shelf registration statement on Form S-3 (File No. 333-267643) filed with the U.S. Securities and Exchange Commission (SEC) on September 28, 2022 and declared effective by the SEC on October 5, 2022.

The offering will be made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained from Cantor Fitzgerald & Co., Attention: Equity Capital Markets, 110 East 59th Street, 6th Floor, New York, New York 10022; or by e-mail at prospectus@cantor.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Invivyd

Invivyd, Inc. (Nasdaq: IVVD) is a biopharmaceutical company devoted to delivering protection from serious viral infectious diseases, beginning with SARS-CoV-2. Invivyd deploys a proprietary integrated technology platform unique in the industry designed to assess, monitor, develop, and adapt to create best in class antibodies. In March 2024, Invivyd received emergency use authorization (EUA) from the U.S. FDA for a monoclonal antibody (mAb) in its pipeline of innovative antibody candidates.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “potential,” “projects,” and “future” or similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the timing, anticipated terms and success of the proposed offering, as well as the anticipated use of the net proceeds from the proposed offering. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Invivyd’s actual results to be materially different than those expressed in or implied by Invivyd’s forward-looking statements. For Invivyd, this includes satisfaction of the customary closing conditions of the offering, delays in obtaining required stock exchange or other regulatory approvals, political uncertainties, stock price volatility and uncertainties relating to the financial markets, the medical community and the global economy, and the impact of instability in general business and economic conditions, including changes in inflation, interest rates and the labor market. Other factors that may cause Invivyd’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in the preliminary prospectus supplement relating to the offering to be filed with the SEC, in Invivyd’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC, and in Invivyd’s other filings with the SEC, and in its future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this press release are made as of this date, and Invivyd undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law.

Contacts:

Media Relations

(781) 208-1747

media@invivyd.com

Investor Relations

(781) 208-1747

investors@invivyd.com